EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 19, 2002, incorporated by reference into this annual report on Form 10-K, into the Company’s previously filed registration statements (File Nos. 333-83059, 333-79027, and 333-79021) and to all reference to our Firm included herein.

/s/ Arthur Andersen LLP

Memphis, Tennessee,
March 25, 2002